IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                            )
                                                  )
SA TELECOMMUNICATIONS, INC.,                      ) Chapter 11
ADDTEL COMMUNICATIONS, INC.                       )
LONG DISTANCE NETWORK, INC.,                      ) Case No. 97-2395
NORTH AMERICAN TELECOMMUNICATIONS                 ) Through  97-2401 (PJW)
  CORPORATION,                                    )
UNIQUEST COMMUNICATIONS, INC.                     )
U.S. COMMUNICATIONS, INC.,                        ) Jointly Administered
and SOUTHWEST LONG DISTANCE                       )
   NETWORK, INC.,                                 )
                               Debtors.           )


                             STIPULATION CONCERNING
                         DEBTOR-IN-POSSESSION FINANCING
                       PROVIDED BY EQUALNET HOLDING CORP.


          STIPULATION dated as of March 10, 1998 by and among SA Telecommunications, Inc. ("STEL"), U.S. Communications, Inc. ("USC"), Long Distance Network, Inc. ("LDN"), Southwest Long Distance Network, Inc. ("SWLD"), AddTel Communications, Inc. ("AddTel"), North American Telecommunications Corporation ("NTC") and Uniquest Communications, Inc. ("Uniquest") (hereinafter collectively the "Debtors" and each a "Debtor"), Greyrock Business Credit, a division of NationsCredit Commercial Corporation ("GBC"), EqualNet Holding Corp. ("EqualNet") and EqualNet Corporation ("Buyer").

                                 R E C I T A L S

          A. On November 19, 1997 the Debtors filed petitions for relief under Chapter 11 of title 11 of the United States Code, Case Nos. 97-2395 (PJW) through 97-2401 (PJW), in the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

          B. Pursuant to that certain Stipulation Re Financing of Debtors and Debtors in Possession, Use of Cash Collateral, Priority of Advances Made and for Adequate Protection dated November 21, 1997 (the "Initial GBC DIP Financing Stipulation") among the Debtors and GBC, as amended by that certain agreement governing the terms of the final debtor-in-possession financing provided by GBC to the Debtors dated December 22, 1997 (the "Supplemental GBC DIP Financing Stipulation" and, collectively with the Initial GBC DIP Financing Stipulation, the "GBC DIP Financing Stipulations") among the Debtors and GBC, GBC agreed to provide debtor-in-possession financing to the Debtors on the terms set forth in the GBC DIP Financing Stipulations, that certain Order Granting and Approving Motion by Debtors and Debtors-in-Possession Authority to Borrow, to Use Cash
Collateral, to Enter Into Stipulation and Granting Security Interest and Priority issued on November 21, 1997 by the Bankruptcy Court, as supplemented by that Supplemental Interim Order Authorizing Debtor in Possession to Borrow, Use Cash Collateral and Grant Security Interests and Priority issued on December 17, 1997 by the Bankruptcy Court (the "Interim GBC DIP Financing Order"), and in that certain Final Order Granting Debtors and Debtors-in-Possession Authority to Borrow, to use Cash Collateral to Enter into Stipulation and Granting Security Interest and Priority issued on December 23, 1997 by the Bankruptcy Court (the "Final GBC DIP Financing Order" and, collectively with the Interim GBC DIP Financing Order, the "GBC DIP Financing Orders"). Capitalized terms used but not defined herein shall have the meanings specified therefor in the GBC DIP Financing Stipulations, including, without limitation, the definition of "Obligations" in the Loan and Security Agreement dated December 26, 1996 entered into between GBC and Debtors.

          C. At the request of the Debtors, EqualNet has agreed to participate with GBC in providing such debtor-in-possession financing to the Debtors, subject to the entry by the Bankruptcy Court of a final Order in form and substance satisfactory to EqualNet approving this Stipulation, such debtor-in-possession financing and EqualNet's participation therein. Such debtor-in-possession financing together with EqualNet's participation therein is herein called the "DIP Financing."

          D. The parties hereto wish to provide that the terms of the Pre-Petition Documentation, as amended by the GBC DIP Financing Stipulations and the GBC DIP Financing Orders (the Pre-Petition Documentation, as so amended, the "Post-Petition Documentation"), shall continue to govern the DIP Financing, subject to the terms of this Stipulation.

          ACCORDINGLY, the parties hereto agree and stipulate as follows, subject to the order of the Bankruptcy Court:

          1. The DIP Financing shall consist of two credit facilities, Facility A and Facility B. GBC shall have a 100% interest in all Obligations, including, without limitation, all loans made under Facility A (the "A Loans") and EqualNet shall have a 100% interest in all loans made under Facility B (the "B Loans"). The A Loans and the B Loans together are hereinafter called the "Loans".

          2. EqualNet, as a participant in the DIP Financing, shall to the extent of such participation (namely to the extent of all B Loans, all interest thereon, all liens for and security interests in collateral therefor, all costs and expenses incurred by it in connection therewith) have the benefit of all liens, security interests, priorities, administrative claims and other rights, benefits, privileges and immunities provided to GBC under the GBC DIP Financing Orders and the GBC DIP Financing Stipulations; provided, however that said liens, security interests, priorities, administrative claims, rights, benefits, privileges and immunities, insofar as they relate to the B Loans and the B Facility, shall remain in full force and effect, and shall continue to be binding and enforceable in accordance with the terms of the GBC DIP Financing Stipulations and the GBC DIP Financing Orders, notwithstanding any avoidance, disallowance or other limitation with respect to the Pre-Petition Debt, the A Loans or the A Facility or any liens securing the same.

          3. The Pre-Petition Documentation shall remain in full force and effect with respect to all Pre-Petition Debt owing to GBC.

          4. The DIP Financing (namely the A Facility, the B Facility, the A Loans and the B Loans) shall be governed by the Post-Petition Documentation.

          5.  Notwithstanding  anything to the contrary contained herein, in the
Pre-Petition Documentation, the Post-Petition Documentation, the GBC DIP Financing Stipulations or the GBC DIP Financing Orders, the respective priorities of GBC's and EqualNet's interests in the collateral for the DIP Financing shall be as follows:

                  The liens securing EqualNet's interest in the DIP Financing (namely, the B Loans and all interest accrued and unpaid thereon) shall be junior and subordinate to the liens securing (a) GBC's interest in the DIP Financing (namely, the A Loans and all interest accrued or unpaid thereon), (b) the Obligations and (c) plus - in the event (1) any Debtor fails to make any payment due any provider of telecommunications services or (2) any provider of telecommunications services to any Debtor provides written notice that such provider has not received a payment due from any Debtor - an amount equal to the sum of (x) any payment by GBC in order to continue such provider service, plus (y) any payment by GBC to any third party in order to continue any of the Debtor's operations while GBC seeks to obtain buyer(s) for the Collateral and concludes a foreclosure sale thereof.

          6. In addition to the amendments made to the Pre-Petition Documentation by the GBC DIP Financing Stipulations and the GBC DIP Financing Orders, the Pre-Petition Documentation shall be amended as follows (such amendments to apply equally to the A Facility and B Facility unless otherwise provided below):

                    AMENDMENTS TO LOAN AND SECURITY AGREEMENT
                             (THE "LOAN AGREEMENT")

          7. Section 8 (Definitions) of the Loan Agreement is amended by adding the following defined terms in the appropriate alphabetical order:

               "DIP Facility" means the A Facility and the B Facility as defined in Section 1 of the Schedule hereto, in so far as the A Facility and the B Facility relate to the period after the Petition Date.

               "DIP Financing" means all Loans made to the Borrower after the Petition Date.

               "Petition Date" means the date on which the Borrower filed petitions for relief under Chapter 11 of title 11 of the United States Code, Case Nos. 97-2395 (PJW) to 97-2401 (PJW), in the Bankruptcy Court for the District of Delaware.

          8. Section 9.5 (Notices) of the Loan Agreement regarding notices is amended to provide that copies of notices given to the Debtors shall at the same time also be given, in the same manner, to the persons listed and at the addresses indicated on Exhibit A hereto.

                    AMENDMENTS TO SCHEDULE TO LOAN AGREEMENT
                                (THE "SCHEDULE")

          9. Section 1 (Credit Limit) of the Schedule is amended to read as follows:

          An amount equal to the sum of Facility A and Facility B (the "Overall Credit Limit"). "Facility A" shall be equal to an amount (inclusive of outstanding pre-petition advances of GBC) not to exceed the lesser of:
          (i) $7,000,000 at any one time outstanding; or (ii) the sum of (x) 80% of the amount of Borrower's Eligible Receivables (as defined in
          Section 8 above) plus (y) $1,276,031. "Facility B" shall be an amount equal to $1,500,000. All borrowings shall be made first under Facility A ("A Loans") to the extent of any availability thereunder and then under Facility B ("B Loans"). The B Loans shall be disbursed to the Debtors in accordance with the Operating Budget attached as Exhibit B hereto. EqualNet Holding Corp. ("EqualNet") shall be a 100% participant in the B Facility and all B Loans. GBC shall have no obligation whatsoever to make B Loans to the Debtors to the extent that EqualNet fails to fund its 100% participation in such B Loans. EqualNet shall remain subordinate to GBC, to the extent GBC funds an A Loan as a result of EqualNet being required, but failing, to fund a B Loan. Subject to paragraph 5 of that certain Stipulation Concerning Debtor-in-Possession Financing Provided by EqualNet Holding Corp. dated as of March 10, 1998, all repayments of the Loans shall be applied first to the A Loans and then, to the extent the repayments exceed the amount of the A Facility, to the B Loans.

          10. Section 2 (Interest Rate) of the Schedule is amended to read as follows:

          Subject in all respects to Exhibit C hereto, the interest rate in effect throughout each calendar month during the term of this Agreement shall be (a) in the case of the B Loans, 10% per annum and
          (b) in the case of the A Loans the highest "Prime Rate" in effect during such month, plus 2.5% per annum, provided that the interest rate in effect in each month in respect of A Loans shall not be less than 9% per annum, and provided further that interest on the Loans shall not exceed the maximum rate permitted by applicable law. In the event the interest rate is determined to be in excess of the maximum permitted by law, (a) the interest rate on the B Loans must first be reduced to conform with applicable law and the interest rate on the A Loans shall only be reduced if, once the interest rate on the B Loans is reduced to the same rate as the rate on the A Loans, the interest rate is still in excess of applicable law and (b) any requirement that interest be repaid to Debtors must first be funded from interest paid on the B Loans (to the extent the interest was charged at a rate above the A Loans rate). Interest on all Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks. Interest charged throughout each month on outstanding A Loans shall be based on the highest Prime Rate in effect during such month.

          11.  Section  4  (Maturity   Date)  of  the  Schedule  is  amended  by
substituting the following in place of the present maturity date specified therein.

          The maturity date shall be May 31, 1998, subject to automatic renewals for additional sixty (60) day periods unless either party gives the other notice of termination at least fifteen (15) days prior to a scheduled maturity date; provided, however, that (a) the DIP Facility shall terminate and all Loans shall in any event be immediately due and payable upon the earlier of (i) the sale of all or a substantial portion of the assets of the Debtors to any person or entity other than EqualNet and (ii) the effective date of any plan of reorganization for the Debtors; (b) the B Facility shall terminate and all B Loans shall be immediately due and payable upon the sale of all or a substantial portion of the assets of the Debtors to EqualNet; and
          (c) upon the sale of all or a substantial portion of the assets of the Debtors to EqualNet and the assumption by EqualNet of the obligations of the Debtors in respect of the A Facility and the A Loans, the maturity date of the A Facility and the A Loans shall be extended until the earlier of: (a) full and indefeasible payment of the Obligations (including, without limitation, the A Facility) in accordance with paragraph 20 of that certain Stipulation Concerning Debtor-in-Possession Financing Provided by EqualNet Holding Corp. dated as of March 10, 1998, or (b) April 1, 1999. In addition to GBC's collection of the Receivable proceeds described in said paragraph 20, EqualNet shall, on Thursday, April 1, 1999, pay GBC the remaining amounts, if any, owed by EqualNet to GBC. In all such instances where termination is permitted or occurs, or when the A Loans or the B Loans have become due and payable, the automatic stay shall automatically be lifted and GBC and EqualNet shall be permitted to enforce their rights subject to all agreed upon limitations.

          12. Section 5 (Reporting) of the Schedule is amended to provide that, in lieu of the financial statements referred to in paragraphs 1, 2 and 3 thereof, the Debtors shall deliver to GBC and EqualNet the operating statements required to be prepared and submitted by the Debtors pursuant to the Bankruptcy Code.

              AMENDMENTS TO CROSS-GUARANTY AND CONTINUING GUARANTY

          13. The notice  provisions  of  Section 15 of the  Cross-Guaranty  and
Section 16 of the Continuing Guaranty are amended to provide that copies of notices given to the Debtors shall, at the same time, also be given, in the same manner, to the Persons listed and at the addresses indicated on Exhibit A hereto.

                        AMENDMENTS TO SECURITY AGREEMENT

          14. The provisions of Section 7.2 thereof regarding notices are amended to provide that copies of notices given to the Debtors shall at the same time also be given in the same manner to the persons listed and at the addresses indicated on Exhibit A hereto.

                                 NEW PROVISIONS

          15. A termination, default or Event of Default under either the A Facility or the B Facility shall constitute a termination, default or Event of Default under the other Facility.

          16.  Notwithstanding   anything  to  the  contrary  contained  in  the
Pre-Petition Documentation or the Post-Petition Documentation, upon the occurrence of any of the events listed in paragraph 26 of the Supplemental GBC DIP Financing Stipulation, the automatic stay shall automatically be lifted.

          17. Notwithstanding anything to the contrary contained in the Pre-Petition Documentation and the Post-Petition Documentation: (a) Debtors do not waive any right to contend that, under the Bankruptcy Code or other applicable law, the Bankruptcy Court is the required forum for litigating disputes between the Debtors, GBC and EqualNet, and (b) GBC and EqualNet do not waive any right to contend that under relevant law the United States District Court for the Central District of California or the Los Angeles County Superior Court is the required forum for litigating disputes between the Debtors, GBC and EqualNet.

          18. Concurrently with the first borrowing by the Borrower under the B Facility after the entry of the order of the Bankruptcy Court approving this Stipulation, the Borrower shall reimburse EqualNet for one-half of the reasonable fees and disbursements of its counsel (such half not to exceed $25,000) in connection with its participation in the DIP Financing.

          19. GBC may deal with the Pre-Petition Documentation and Post-Petition Documentation (collectively the "Documentation") in the same manner as GBC was permitted to do Pre-Petition except that GBC agrees not to increase the credit line or the advance rate thereunder or make any other material amendment or modification to the Documentation without EqualNet's prior written consent, which cannot be unreasonably withheld.

          20. Without limiting GBC's other rights under the Documentation, until all the liabilities to GBC assumed by Buyer in Section 3(c) of the Purchase Agreement, dated as of January 15, 1998, among the Debtors, EqualNet and the Buyer (the "Purchase Agreement")1, are fully and indefeasibly paid in full, GBC is entitled to receive, as collected, (i) the proceeds of all Receivables generated prior to the Closing Date (as defined in the Purchase Agreement), (ii) the proceeds of all Receivables acquired by the Buyer from the Debtors and (iii) the proceeds of all Receivables generated subsequent to the Closing Date from the customers acquired by the Buyer from the Debtors.

________________________

1 I.E.: Under Section 3(c) of the Purchase Agreement, EqualNet will, on the Closing Date, assume "all liabilities and obligations of Sellers in respect of indebtedness accruing on or before the Closing Date under the Greyrock Financing (i.e.: "the pre-petition and post-petition financing provided by Greyrock to Sellers pursuant to that certain Loan and Security Agreement, dated December 26, 1996, between Greyrock and Sellers, as amended, restated or otherwise modified.") and all interest, costs and attorneys' fees accruing under the Greyrock Financing after the Closing Date (limited to principal (not to exceed $7,000,000), interest and costs and attorneys' fees, provided that Buyer shall not be required to assume or pay (x) any Post-Petition Overadvances (i.e.: "advances under the Greyrock Financing after the Petition Date to the extent that after giving effect thereto the principal amount of the DIP Financing exceeds the sum of (i) $1,276,031 plus (ii) 80% of the Eligible Receivables (as defined in the DIP Financing Documents) as of the date of any such advance.") or any interest thereon or
     (y) more than $100,000 of costs and attorneys' fees under the Greyrock Financing, other than any such costs and expenses arising after the Closing Date and attributable to actions of Buyer after the Closing Date."

          21. VOLUNTARY OVERADVANCES.

          21.1 GBC will ask for EqualNet's consent prior to making a "Voluntary Overadvance" (as defined below), provided that GBC retains the right to make a Voluntary Overadvance without EqualNet's consent, if EqualNet declines to give its consent, or if the exigencies of the situation make it reasonable for GBC to make the Voluntary Overadvance without asking for or waiting for EqualNet's consent.

          21.2 Any Voluntary Overadvance made by GBC shall constitute an A Loan for all purposes of this Stipulation, in accordance with all of the terms and provisions of this Stipulation. The principal amount of the B Loans shall in no event exceed $1,500,000.

          21.3 As used herein, "Voluntary Overadvance" means a voluntary A Loan by GBC to the Debtors which increases the total A Loan then outstanding to an amount in excess of the limitations, loan to collateral ratios, and/or formulas set forth in the Documentation (collectively, the "A Loan Limit") by more than the lower of the following at the date of the proposed A Loan is to be made: (i) 10%of the total amount of the outstanding A Loans, which are within the A Loan Limit; or (ii) $750,000. Thus, for example, if on Day 1 the total amount of the outstanding A Loans was $2,000,000 and the A Loan Limit was $2,000,000, then A Loans made on Day 1 which increase the total A Loans up to (but not more than) $2,200,000 would not constitute "Voluntary Overadvances" which would require EqualNet's consent hereunder. Whether an A Loan is a Voluntary Overadvance (as defined above) or not shall be determined at the date the A Loan is made, and neither subsequent fluctuations in the total amount of outstanding A Loans, nor in the A Loan Limit nor other subsequent events shall affect whether an A Loan is a Voluntary Overadvance or not. A Loans which are not Voluntary Overadvances shall not require EqualNet's consent.

          21.4 Notwithstanding the foregoing, EqualNet acknowledges that A Loans may exceed limitations or loan to collateral ratios or formulas set forth in the Documentation for various reasons other than as a result of voluntary A Loans by GBC, including (but not limited to) Collateral becoming ineligible for A Loans, charges to the A Loan account, proceeds of Collateral not being remitted to GBC, errors or misstatements in reports submitted to GBC by the Debtors, and other reasons, and the same shall not constitute "Voluntary Overadvances" for purposes of this Stipulation.

          22. DEFAULT AND ENFORCEMENT.

          22.1 If any Enforcement Action (as described in Section 22.2) occurs under any of the Documentation, which is not waived by GBC, all payments thereafter received by GBC after deducting all expenses of collection shall be applied first to (i) costs incurred by GBC effectuating such collections and then the payment in full of the A Loan and all other Obligations (defined in the Pre-Petition Documentation) under the Pre-Petition Documentation owed by Debtors to GBC and (ii) thereafter, to the extent there are funds available, the payment of the B Loans.

          22.2 Upon learning of the existence of any event or condition which would constitute a material Event of Default under the Documentation, GBC shall take action, or refrain from taking action, as GBC may determine in its good faith business judgment subject to the requirements of this Stipulation (an "Enforcement Action"). Subject to Section 19 above, all decisions regarding the response to an Event of Default (as defined in the Documentation), including, without limitation, the decision to institute legal proceedings against the Debtors or any guarantor, to accelerate the Loans and the other Obligations due GBC, and to foreclose upon, or exercise any other rights or remedies with respect to, the Collateral, shall be made by GBC in its good faith business judgment, after consulting with EqualNet. Nothing contained in this Stipulation shall create any obligation on the part of GBC to insure that EqualNet recovers, from any foreclosure, all or any portion of the B Loans.

          22.3 If, as the result of any Event of Default, Collateral is acquired by foreclosure sale or otherwise, title shall, as determined by GBC, be taken in GBC's name or in the name of a corporation affiliated with GBC or other nominee designated by GBC, but the same shall be held in trust for GBC and EqualNet in accordance with their respective interests. The agreement of EqualNet shall not be required for matters and decisions relating to the management, operation, repair, sale or disposition of Collateral. This Stipulation shall survive any foreclosure sale of any of the Collateral and continue in full force and effect. Prior to selling or otherwise transferring any of the Collateral to a third party, GBC shall first offer EqualNet the right to acquire the Collateral on the same terms on which GBC proposed to sell or otherwise transfer it to such third party, which offer shall be deemed to have been made by GBC providing telephonic notice of such terms to both (i) Michael Hlinak at (281) 529-4646 and (281) 492-2777 and (ii) Robert Shearer at (713) 546-5275 and (713) 664-1318 or, if
neither of them are available, on their voice mails, providing they are functioning, and EqualNet shall have (a) two hours thereafter within which to accept such offer and (b) one day thereafter within which to deliver to GBC the amount of cash such third party has offered to pay GBC; provided, however, that EqualNet shall not have any of the foregoing rights if (a) EqualNet fails to provide the B Loans as required of EqualNet or (b) EqualNet fails to remit or interferes with the collection of the Receivable proceeds described in paragraph 20 of this Stipulation.

          22.4 If either GBC or EqualNet receives, out of the assets of Debtors or from a guarantor, a payment in excess of the payment to which GBC or EqualNet is entitled under this Stipulation, whether such amounts are paid or received or applied voluntarily, involuntarily or by operation of law, by application of offset or otherwise, the party receiving such excess payment shall make such payment to the other as shall result in GBC and EqualNet receiving the amount they are entitled to under this Stipulation; provided, however, if thereafter any such excess payment or any part thereof is returned by the party receiving it, such payment by the receiving party to the other party shall be rescinded, so that GBC and EqualNet shall have received the amount they are entitled to under this Stipulation.

          23. RISKS AND STANDARD OF CARE.

          23.1 EqualNet acknowledges that it has become a party to this transaction in reliance upon its own independent investigation of the Debtors' financial condition and creditworthiness, to the extent deemed necessary or advisable by EqualNet, and not in reliance on any information, representation or advice provided by GBC. EqualNet further acknowledges that EqualNet will, independently and without reliance on GBC and based on such documents and information as EqualNet deems appropriate at the time, continue to make its own independent credit decisions in taking or not taking action under this Stipulation.

          23.2 The sole responsibility of GBC shall be to administer the A Loans due it in a commercially reasonable manner. GBC shall not be liable to EqualNet or to any other person for any error of judgment. Without limiting the generality of the foregoing, GBC: (i) may consult with legal counsel (including Debtors' counsel), independent public accountants and other experts selected by GBC and shall not be liable for any action taken or omitted in good faith by GBC in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation, express or implied, with respect to Debtors, their financial condition, or any other matter, and GBC shall not be responsible for any statement, warranty or representation made in, or in connection with, the Documentation or for the financial condition or business affairs of Debtors or any person liable for the payment of Loans or performance of Documentation or for the existence or value of any Collateral; (iii) shall not be responsible for the performance or observance of any term, covenant or condition in the Documentation on the part of Debtors, and shall not have any duty to inspect the Collateral, property or books and records of Debtors; (iv) makes no warranty or representation as to, and shall not be responsible for, the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Documentation or Collateral or any other matter; and (v) shall incur no liability under or in respect of any of the Documentation or Collateral by acting on any notice, consent, certificate or other document, instrument or writing (which may be by telegram, cable, telex, telecopy or similar means) believed by GBC to be genuine or signed or sent by the proper person.

          24. GENERAL.

          24.1 EqualNet and GBC shall not be obligated to advise the other of any information received or obtained by it which reflects adversely upon the financial condition of the Debtors or any guarantor, or upon the ability of the Debtors to repay the Loans and otherwise to perform its duties and obligations under the Documentation.

          24.2 GBC and EqualNet specifically agree that in the negotiation, administration and servicing of the Loans, GBC has been and shall be an independent contractor. Neither the entry of this Stipulation, nor the sharing in the Collateral or the Documentation, nor GBC's holding of the Documentation, nor any other right or duty of GBC under or pursuant to this Stipulation and the Documentation is intended to be nor shall it be construed to be, the formation of a partnership or joint venture between GBC and EqualNet, or the creation of any express, implied or constructive trust relationship between GBC and EqualNet. The parties agree that GBC is not acting as a trustee for EqualNet.

          24.3 This Stipulation sets forth in full the terms of agreement between the parties and is intended as the full, complete and exclusive contract governing the relationship between the parties. This Stipulation supersedes all prior discussions, promises, representations, warranties, agreements and understandings between the parties. This Stipulation may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. No course of dealing between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement, explain or modify any term or provision of this Stipulation or any supplement or amendment thereto.

          24.4 Any notice or demand to be given under this Stipulation shall be duly and properly given if delivered personally or sent by private delivery service or mailed, postage prepaid, return receipt requested, to the party entitled to such notice or demand at the address set forth in Exhibit "A" to this Stipulation, or at such other address as such party may, from time to time, specify in writing. Notices shall be deemed given on the date of receipt.

          24.5 This Stipulation and duties and obligations contained herein shall be solely for the benefit of the parties hereto and no third party shall have any rights hereunder as a third-party beneficiary or otherwise.

          24.6 In the event of any litigation between the parties based upon or arising out of this Stipulation, the prevailing party shall be entitled to recover all of its costs and expenses (including, without limitation, attorneys' fees) from the non-prevailing party.

          24.7 The parties agree to cooperate fully with each other and take all further actions and execute all further documents as may from time to time be reasonably necessary to carry out the purposes of this Stipulation.

          24.8 To the extent GBC or EqualNet obtains any additional collateral for, or guarantees of, the A Loans or the B Loans, each of GBC and EqualNet shall share therein in accordance with the priorities herein provided.

          24.9 The Debtors shall have no liability for breach by either GBC or EqualNet of their obligations to each other hereunder, and neither GBC nor EqualNet shall be relieved of its obligations to the Debtors hereunder in regards of the DIP Financing by reason of the breach by either GBC or EqualNet of its obligations hereunder.

          24.10 Should any provision of this Stipulation be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Stipulation, which shall continue in full force and effect.

          24.11 Time is of the essence in the performance of each and every obligation under this Stipulation.

          24.12 Except as pre-empted by the Bankruptcy Code, this Stipulation and all rights and obligations of GBC, EqualNet, Buyer and Debtors shall be governed by the laws of the State of California. All parties hereto (i) agree that all actions and proceedings relating directly or indirectly to this Stipulation shall be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consent to the jurisdiction and venue of any such court; and (iii) waive any and all rights to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding; provided, however, that until consummation of a confirmed plan of reorganization for the Debtors, all actions or proceedings relating directly or indirectly to this Stipulation or the DIP Financing to which any Debtor is a party shall be litigated in the Bankruptcy Court.

          24.13 DEBTORS, GBC, EQUALNET AND BUYER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS STIPULATION OR ANY OTHER PRESENT OR FUTURE INSTRUMENT, STIPULATION OR AGREEMENT BETWEEN THEM, OR ANY OF THEM, OR ANY CONDUCT, ACTS OR OMISSIONS OF ANY OF THEM, OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH THEM, OR ANY OF THEM, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

          24.14 GBC shall not be required to provide any financing to EqualNet.

          24.15 No provision in this Stipulation is intended, nor shall it ever be construed, to limit the liability of the Debtors to GBC; such liability can only be eliminated by the full and indefeasible payment to GBC of all Obligations, the A Loans and all amounts due to GBC under the GBC DIP Financing Stipulation.

Dated: March 10, 1997


                                  Greyrock Business Credit


                                  By:/s/ Richard Suhl
                                     -------------------------------------------
                                     Name:  Richard Suhl
                                     Title: President


                                  EqualNet Holding Corp.


                                  By:/s/ Michael L. Hlinak
                                     -------------------------------------------
                                     Name:  Michael L. Hlinak
                                     Title: C.O.O.


                                  EqualNet Corporation


                                  By:/s/ Michael L. Hlinak
                                     -------------------------------------------
                                     Name:  Michael L. Hlinak
                                     Title: C.O.O.


                                  SA Telecommunications, Inc.


                                  By:/s/ A.B. Gordon, Jr.
                                     ------------------------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title: C.E.O.


                                  Addtel Communications, Inc.


                                  By:/s/ A.B. Gordon, Jr.
                                     ------------------------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title: C.E.O.


                                  Long Distance Network, Inc.


                                  By:/s/ A.B. Gordon, Jr.
                                     ------------------------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title: C.E.O.




                                  North American Telecommunications Corporation


                                  By:/s/ A.B. Gordon, Jr.
                                     ------------------------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title: C.E.O.


                                  Uniquest Communications, Inc.


                                  By:/s/ A.B. Gordon, Jr.
                                     ------------------------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title: C.E.O.


                                  U.S. Communications, Inc.


                                  By:/s/ A.B. Gordon, Jr.
                                     ---------------------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title: C.E.O.


                                  Southwest Long Distance Network, Inc.


                                  By:/s/ A.B. Gordon, Jr.
                                     ------------------------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title: C.E.O.

                                                                       EXHIBIT A


                              ADDRESSES FOR NOTICES


Sellers:

         c/o SA Telecommunications, Inc.
         1600 Promenade Center
         15th Floor
         Richardson, Texas 75080
         Fax No.: 972-690-5925
                  972-889-1543
         Attn:  Albert B. Gordon, Jr.

         with copies to:

         White & Case LLP
         1155 Avenue of the Americas
         New York, New York 10036
         Fax No.:  212-354-8113
         Attn:  Andrew DeNatale, Esq.

EqualNet Parties:

         c/o EqualNet Holding Corp.
         1250 Wood Branch Park Drive
         Houston, Texas  77079
         Fax No.:  281-529-4650
         Attn:  Michael L. Hlinak

         with copies to:

         Weil, Gotshal & Manges LLP
         700 Louisiana, Suite 1600
         Houston, Texas 77002
         Fax No.:  713-224-9511
         Attn:  D. Jansing Baker, Esq.

Greyrock Business Credit:

         c/o Greyrock Business Credit
         10880 Wilshire Boulevard
         Suite 950
         Los Angeles, California 90024
         Fax No.:  310-234-3343
         Attn:  Richard Suhl

         with copies to:

         Levy Small & Lallas
         815 Moraga Drive
         Los Angeles, California 90049
         Fax No.:  310-471-7990
         Attn: Charles Levy, Esq.

Official Committee of Unsecured Creditors:

         Kelley, Drye & Warren LLP
         101 Park Avenue
         New York, New York 10178
         Fax No.:  212-808-7897
         Attn: Mark I. Bane, Esq.

                                                                                                                          EXHIBIT B

                                                                               SA Telecommunications



                                    3/10/98      3/11/98        3/12/98          3/13/98     3/16/98      3/17/98          3/18/98
                                    -------      -------        -------          -------     -------      -------          -------
Starting Cash                      (26,603)
Check Float                       (198,615)
Unpaid from Previous Periods
Change in Eligible Accounts
80% Assignments                         -       160,000           8,000              -       212,000        57,600          12,000
20% Collections                     29,938       33,179          23,862          27,058       20,000        20,000          20,000
                                   -------      -------          ------          ------      -------        ------          ------
Total Cash In                     (195,280)     193,179          31,862          27,058      232,000        77,600          32,000


Line Costs
Weekly Payments                         -       267,400              -           61,000      275,270            -               -
Monthly Payments                    55,983           -               -           28,250           -             -               -
Commissions
Billing, Collections Fees                                                         3,000

Total Line Costs                    55,983      267,400              -           92,250      275,270            -               -


G&A
Semi Monthly Payroll                                                             48,000
Biweekly Payroll                                                                                                            75,000
CBS Payroll                                                                      10,000
Payroll Tax                             -            -               -           24,012           -             -           31,050
Sale and Use Tax                                 28,157                                                                     38,254
401k                                              7,264
Health Plan                                                                      20,000
Interest Expense
Building Rent                        8,005
Bank Charges                                                                      1,232
Insurances-Auto
Insurances-Liability
Insurances-Life
Professional Services
Professional Consultants                          2,700                                                                      2,700
Worker's Comp.                                                                                   831
Telephone                            5,650                                                                   5,650
Travel                                                                            1,153
Utilities                            2,640                                                                   2,640
Other G&A                                                        38,117
                                                                -------

Total G&A                           16,295       38,121          38,117         104,396          831         8,290         147,004

Capital Lease Payments                          154,741

Total Expenses                      72,278      460,262          38,117         196,646      276,101         8,290         147,004

Cash Flow                         (267,558)    (267,083)         (6,255)       (169,588)     (44,101)       69,310        (115,004)
Cumulative Cash Flow              (267,558)    (534,641)       (540,896)       (710,484)    (754,585)     (685,275)       (800,279)

                                                        SA Telecommunications



                                    3/19/98      3/20/98        3/23/98          3/24/98     3/25/98      3/26/98          3/27/98
                                    -------      -------        ------           -------     -------      -------          -------
Starting Cash
Check Float
Unpaid from Previous Periods
Change in Eligible Accounts
80% Assignments                    168,000      156,000          88,000          22,000        3,200       120,000         160,000
20% Collections                     20,000       20,000          25,000          25,000       25,000        25,000          25,000
                                   -------      -------         -------          ------       ------       -------         -------
Total Cash In                      188,000      176,000         113,000          47,000       28,200       145,000         185,000


LINE COSTS
Weekly Payments                         -        61,000         275,270              -            -             -           61,000
Monthly Payments                        -        14,250              -               -            -             -           14,250
Commissions                                      95,000          10,844
Billing, Collections Fees                         3,000                                                                      3,000
                                                 ------                                                                     ------

Total Line Costs                                173,250         286,114              -            -             -           78,250


G&A
Semi Monthly Payroll
Biweekly Payroll                                                                              75,000
CBS Payroll                                                                                                                 10,000
Payroll Tax                             -            -               -               -        31,050            -            4,140
Sale and Use Tax                                                                              81,605
401k
Health Plan                                      20,000                                                                     20,000
Interest Expense
Building Rent
Bank Charges                                      1,232                                                                      1,232
Insurances-Auto
Insurances-Liability
Insurances-Life
Professional Services
Professional Consultants                                                                       2,700
Worker's Comp.                                                      831
Telephone                                                                         5,650
Travel                                            1,152                                                                      1,152
Utilities                                                                         2,640
Other G&A                           32,117                                                                  32,317
                                    ------                                                                  ------

Total G&A                           32,117       22,384             831           8,290      190,355        32,317          36,524

Capital Lease Payments

Total Expenses                      32,117      195,634         286,945           8,290      190,355        32,317         114,774

Cash Flow                          155,883      (19,634)       (173,945)         38,710     (162,155)      112,683          70,226
Cumulative Cash Flow              (644,396)    (664,030)       (837,975)       (799,265)    (961,420)     (848,737)       (778,511)

                       SA Telecommunications



                                    3/30/98      3/31/98
                                    -------      -------
Starting Cash
Check Float
Unpaid from Previous Periods
Change in Eligible Accounts
80% Assignment                      45,226           -
20% Collections                     25,000       25,000
                                   -------      -------
Total Cash In                       70,226       25,000


LINE COSTS
Weekly Payments                    240,500           -
Monthly Payments
Commissions
Billing, Collections Fees

Total Line Costs                   240,500           -


G&A
Semi Monthly Payroll                48,000
Biweekly Payroll
CBS Payroll
Payroll Tax                         19,872           -
Sale and Use Tax
401k
Health Plan
Interest Expense                    70,000           -
Building Rent
Bank Charges
Insurances-Auto                                     430
Insurances-Liability                              2,579
Insurances-Life
Professional Services
Professional Consultants
Worker's Comp.                       3,117
Telephone                                         5,650
Travel
Utilities                                         2,640
Other G&A

Total G&A                          140,989       11,299

Capital Lease Payments                          154,741

Total Expenses                     381,489      166,040

Cash Flow                         (311,263)    (141,040)
Cumulative Cash Flow            (1,089,774)  (1,230,814)


                                                                                      SA Telecommunications




                                                                          Weekly Line Carrier Payments

                          3/9/98   3/10/98  3/11/98   3/12/98   3/13/98  3/16/98   3/17/98   3/18/98  3/19/98   3/20/98   3/23/98
                          ------   -------  -------   -------   -------  -------   -------   -------  -------   -------   -------
WorldCom                                    123,000                      123,000                                          123,000
MCI                                          34,000                       34,000                                           34,000
Qwest                                        68,900                       76,770                                           76,770
CapRock                                       4,500                        4,500                                            4,500
USWest                                       25,000                       25,000                                           25,000
Midcom                                        4,000                        4,000                                            4,000
SWB                                                              61,000                                          61,000
US Watts                                      8,000                        8,000                                            8,000
                                            --------                     --------                                        ---------
Total                                       267,400              61,000  275,270                                 61,000   275,270


                      Weekly Line Carrier Payments (continued)

                           3/24/98   3/25/98   3/26/98  3/27/98   3/30/98
                           -------   -------   -------  -------   -------
WorldCom                                                          123,000
MCI                                                                34,000
Qwest                                                              42,000
CapRock                                                             4,500
USWest                                                             25,000
Midcom                                                              4,000
SWB                                                      61,000
US Watts                                                            8,000
                                                                 ---------
Total                                                    61,000   240,500


                                                                                      SA Telecommunications




                                                                    Monthly Line Carrier Payments

                          3/9/98   3/10/98  3/11/98   3/12/98   3/13/98  3/16/98   3/17/98   3/18/98  3/19/98   3/20/98   3/23/98
                          ------   -------  -------   -------   -------  -------   -------   -------  -------   -------   -------
IXC                                                                 -     75,000
GTE                                                              97,000
Pacific Gateway                                                     -
USLD                                                             12,500
Netsolve                                                            -
TOG                                                              14,000
Independents                                                      3,250                                           3,250
Others                                                           11,000                                          11,000
                                                               ---------                                       ---------
Total                                                            28,250                                          14,250


               Monthly Line Carrier Payments (continued)

                           3/24/98   3/25/98   3/26/98  3/27/98   3/30/98
                           -------   -------   -------  -------   -------
IXC
GTE
Pacific Gateway                                          27,000
USLD                                                     12,500
Netsolve
TOG
Independents                                              3,250
Others                                                   11,000
                                                        --------
Total                                                    14,250
